Filed Pursuant to Rule 424(b)(3)
                                                          File Number 333-134756


                           PROSPECTUS SUPPLEMENT NO. 2

                 PROSPECTUS SUPPLEMENT NO. 2 DATED JULY 24, 2006
                        TO PROSPECTUS DATED JUNE 16, 2006
                          (REGISTRATION NO. 333-134756)

                          HOUSTON AMERICAN ENERGY CORP.

     This Prospectus Supplement No. 2 supplements our Prospectus dated June 16, 2006 that was filed with the Securities and Exchange Commission on June 19, 2006 and supplemented on July 7, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of warrants referred to in the Prospectus. You should read this Prospectus Supplement No. 2 together with the Prospectus, including any supplements or amendments thereto.

     This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

     -    The attached Current Report on Form 8-K of Houston American
          Energy Corp. dated July 20, 2006 and filed with the Securities and Exchange Commission on July 21, 2006.

     Our common stock is traded on the OTC Electronic Bulletin Board under the symbol "HUSA.OB". As disclosed in the attached Form 8-K, our common stock is expected to begin trading on the American Stock Exchange under the symbol "HGO" on Wednesday, July 26, 2006.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 24, 2006.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 20, 2006


                         HOUSTON AMERICAN ENERGY CORP.
                         -----------------------------
               (Exact name of registrant as specified in Charter)


               Delaware                     0-33027             76-0675953
  --------------------------------        ------------      -------------------
   (State or other jurisdiction of        (Commission         (IRS Employer
    incorporation or organization)         File No.)        Identification No.)


                          801 Travis Street, Suite 2020
                              Houston, Texas 77002
             -----------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                                  713-222-6966
                         -----------------------------
                            (Issuer Telephone number)


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On July 20, 2006, Houston American Energy Corp. (the "Company") issued a press release announcing that the Company's common stock had been approved for listing on the American Stock Exchange. Trading of the Company's common stock under the symbol "HGO" is expected to commence on the American Stock Exchange on Wednesday, July 26, 2006. A copy of the press release is filed herewith as
Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.     Financial Statements and Exhibits

     Exhibit No.                 Description

        99.1          Press release issued July 20, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HOUSTON AMERICAN ENERGY CORP.

Dated:  July 20, 2006
                                   By:     /s/ John Terwilliger
                                           John Terwilliger,
                                           President and
                                           Chief Executive Officer